SULLIVAN & CROMWELL

NEW YORK TELEPHONE: (212) 558-4000
TELEX: 62694 (INTERNATIONAL) 127816 (DOMESTIC)
CABLE ADDRESS: LADYCOURT, NEW YORK
FACSIMILE: (212) 558-3588 (125 BROAD STREET)
(212) 558-3792 (250 PARK AVENUE)



                                           125 Broad Street, New York 10004-2498
                                               ----------------------------
                                            250 PARK AVENUE, NEW YORK 10177-0021
                    1701 PENNSYLVANIA AVENUE, N.W., WASHINGTON, D.C.  20006-5805
                                 444 SOUTH FLOWER STREET, LOS ANGELES 90071-2901
                                                   8, PLACE VENDOME, 75001 Paris
                          ST. OLAVE'S HOUSE, 9a IRONMONGER LANE, LONDON EC2V BEY
                                              101 COLLINS STREET, MELBOURNE 3000
                                  2-1, MARUNOUCHI 1-CHOME, CHIYODA-KU, TOKYO 100
                                           NINE QUEEN'S ROAD, CENTRAL, HONG KONG




                                                               February 26, 1996



Scudder Institutional Fund, Inc.,
  345 Park Avenue,
    New York, New York 10154.

Dear Sirs:

     In connection with the proposed filing of a notice pursuant to Rule 24f-2 under the Investment Company Act of 1940 with respect to 1,955,341,865 shares (the "Shares") of Common Stock, par value $.001 per share, of Scudder Institutional Fund, Inc., a Maryland corporation (the "Company"), comprised of 432,240,116 shares of the Institutional Government Portfolio, 76,257,230 shares of the Institutional Federal Portfolio, 924,578,235 shares of the Institutional Cash Portfolio and 522,266,284 shares of the Institutional Tax-Free Portfolio, we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Scudder Institutional Fund, Inc.                                      -2-



     Upon the basis of such examination, we advise you that, in our opinion, the Shares were validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the General Corporation Law of the State of Maryland, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Company's notice referred to above. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                        Very truly yours,

                                        /s/Sullivan & Cromwell